Exhibit 10.7

AMENDMENT NO. 1

TO

PURCHASE AGREEMENT

AND

SENIOR SUBORDINATED NOTE

The undersigned, THE MONEY TREE INC. and LIFE OF THE SOUTH CORPORATION, hereby agree to amend that certain Purchase Agreement and Senior Subordinated Note dated August 5, 2005 as follows:

1. The definition of Finance Business contained in Exhibit A which shall be specifically incorporated by reference to the Purchase Agreement is hereby amended by deleting the definition contained in the Purchase Agreement in its entirety and substituting the following:

“Finance Business” shall mean the business of creating or acquiring Finance Receivables, the sale or lease of used automobiles, or the sale or lease of retail merchandise, including but not limited to, furniture, appliances, and electronics in the United States of America or any territory or possession thereof, and the transaction of any business incidental thereto including the sale of insurance as an agent or broker and any other activity incident to the conducting of a full service consumer finance business.

2. The Maturity Date of the Senior Subordinated Note is incorrectly referenced as August 5, 2005 and is hereby amended to be August 5, 2007.

3. The first two sentences of the prepayment paragraph on page 2 of the Senior Subordinated Note are hereby deleted in their entirety and the following shall be substituted:

This Note shall be subject to prepayment, without penalty, by the Company at any time.

IN WITNESS WHEREOF, this Amendment No. 1 to Purchase Agreement and Senior Subordinated Note is executed as of August 5, 2005 by the parties hereto.

THE MONEY TREE INC.

By:	/s/ Vance R. Martin
Vance R. Martin, President

LIFE OF THE SOUTH CORPORATION

By:	/s/ W. Dale Bullard
W. Dale Bullard, Authorized Agent